THE METALS RESEARCH GROUP CORP.
                               1390 Ottawa Street
                          West Vancouver, British Columbia
                                 CANADA V7T 2H5
                                 (604) 926-5352

                              $20,000,000 NINE-MONTH
                              ASSET BACKED DEBENTURE

    The Debenture may be redeemed in whole without premium, at any time upon payment of principal amount. The Debenture will be secured by specific asset(s) of the Company. For additional information, see "Description of Debenture." The Debenture will not be listed on any national securities exchange. The Metals Research Group Corp. does not expect an over-the-counter market to develop for the Debenture. Investors should carefully consider the factors set forth under the caption "Certain Risk Factors," beginning on Page 1 hereof.

     	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   OFFERING BY PRELIMINARY PROSPECTUS $20,000,000 OF DEBT SECURITIES

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                  Price			 	Underwriting Discount     Proceeds to Company (1)
	               to Public 	    and Commissions   	    Maximum         Minimum

Debenture	        100%			           10%	       	    $18,000,000    $18,000,000
Total	        	$20,000,000         	10%			          $18,000,000    $18,000,000

(1) Before deduction of expenses payable by the Company, estimated at $15,310.

The Company is making this Offering on a Best Efforts Basis. The Offering is subject to withdrawal, cancellation or modification without notice. The Company reserves the right to reject an offer, in whole or in part, for the purchase of the securities offered. There have been no arrangements made to place any of the proceeds of the sale of this Offering into an escrow, trust, or similar arrangement.



                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                               _____________________


                                     FORM S-1

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ______________________


                          THE METALS RESEARCH GROUP CORP.
              (Exact name of registrant as specified in its charter)

                                     UTAH
           (State or other jurisdiction of incorporation or organization)

                                     1041
              (Primary Standard Industrial Classification Code Number)

                        Not a registered employer in the U.S.A.
                        (I.R.S. employer identification number)

                               1390 Ottawa Street
                   West Vancouver, British Columbia V7T 2H5
                                 (604) 926-5352
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ______________________

                            Anthony Papalia, Director
                         The Metals Research Group Corp.
                                1390 Ottawa Street
                     West Vancouver, British Columbia V7T 2H5
                                 (604) 926-5352
           (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ______________________


Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                     	CALCULATION OF REGISTRATION FEE

Title of Each Class	               Proposed Maximum Proposed Maximum	  Amount of
of Securities to Be  	Amount to Be  Offering Price	    Aggregate   Registration
Registered	            Registered     Per Unit     Offering Price(1)	    Fee

Asset Backed
Debenture	            	$20,000,000		     90%		        $18,000,000	      $5,310

(1) Estimated solely for purpose of computing the registration fee pursuant to Rule 457 of The Securities Act of 1933, as amended.

                             	DATE OF PROPOSED SALE

	As soon as possible after the effective date of this registration statement.

                               	DELAYING AMENDMENT

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                                	CROSS REFERENCE SHEET
ITEM								HEADING

1. Outside Front Cover of Prospectus  . . . . . . . FRONT OF PROSPECTUS
2. Inside Front Page of Prospectus  . . . . . . . . PAGE 2 OF PROSPECTUS
3. Summary Information/Risk Factors . . . . . . . . PROSPECTUS SUMMARY
4. Use of Proceeds  . . . . . . . . . . . . . . . . USE OF PROCEEDS
5. Determination of Offering Price  . . . . . . . . OFFERING PRICE DETERMINATION
6. Ratio of Earnings to Fixed Charges . . . . . . . DILUTION
7. Selling Security Holders . . . . . . . . . . . . SELLING SECURITY HOLDERS
8. Plan of Distribution . . . . . . . . . . . . . . PLAN OF DISTRIBUTION
9. Description of Securities to be Registered . . . DESCRIPTION OF SECURITIES
10. Interest of Named Experts and Counsel . . . . .	EXPERTS AND COUNSEL
11. Information with Respect to the Registrant. . .	THE COMPANY
11. (a) Description of Business . . . . . . . . . .	Page 10
11. (b) Description of Property . . . . . . . . . .	Page 10
11. (c) Legal Proceedings . . . . . . . . . . . . .	Page 11
11. (d) Stockholder Matters . . . . . . . . . . . .	Page 11
11. (e) Financial Statement Filing  . . . . . . . .	Page 11
11. (f) Selected Financial Data . . . . . . . . . .	Page 12
11. (g) Supplementary Financial Information . . . .	Page 14
11. (h) Managements Discussion and Analysis
    		  of Financial Condition and
		      Results of Operations . . . . . . . . . . .	Page 14
11. (i) Changes in and Disagreements with
      		Accountants on Accounting and
		      Financial Disclosure  . . . . . . . . . . .	Page 14
11. (j) Disclosures about Market Risk . . . . . . .	Page 15
11. (k) Directors and Executive Officers  . . . . .	Page 15
11. (l) Executive Compensation  . . . . . . . . . .	Page 15
11. (m) Security ownership of Certain Beneficial
    		  Owners and Management . . . . . . . . . . . Page 16
11. (n) Certain Relationships and Related
     		 Transactions. . . . . . . . . . . . . . . .	Page 17
12. Indemnification Disclosure. . . . . . . . . . .	INDEMNIFICATION
13. Expenses of Issuance and Distribution . . . . .	EXPENSES
14. Indemnification of Directors and Officers . . .	DIRECTORS AND OFFICERS
15. Recent Sales of Unregistered Securities . . . .	RECENT SALES
16. Exhibits; Financial Statement Schedules . . . .	EXHIBITS
17. Undertakings . . . . . . . . . . . . . . . . .  UNDERTAKINGS




                     $20,000,000 Nine-Month Debenture
                  Offered by the Company at a 10% Discount

	The Debenture may be redeemed in whole without premium, at any time upon payment of principal amount. The Debenture will be secured by specific asset(s) of the Company.

	There is no underwriter in connection with this Offering. This Offering will only be made on behalf of the Company by certain of its officers and employees, without compensation, or by their appointed agents for compensation, where permitted by law, or if required by state law, through a broker-dealer. The
Debenture will not be listed on any national securities exchange. The Company does not expect an over-the-counter market to develop for the Debenture.
(See "The Offering"). There is no assurance that the Debenture being offered will be sold. There can be no assurance that the Debenture can be resold at the offering price or that a trading market will develop, and therefore, it might be difficult for an investor to sell such securities. (See "Certain
Risk Factors"). The discount price was arbitrarily determined by the Company and does not bear any direct or indirect relationship to the Company's asset value, book value, earnings or other generally accepted criteria of value, and should not be considered an indication of the actual value of the Company.

        THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE, INVOLVE A HIGH
        DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER THE CAPTION "CERTAIN RISK FACTORS" BEGINNING ON PAGE 6 HEREOF.

       	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               		  			Underwriting Discounts           Proceeds to Company (1)
	     	Price to Public 	 and Commissions               Maximum         Minimum

Debenture	    100%			         10%	                 	$18,000,000      $18,000,000
Total	    	$20,000,000       	10%		                	$18,000,000      $18,000,000

(1) Before deduction of expenses payable by the Company, estimated at $15,310.


               	Date of this Prospectus is September 21, 1998





                          	TABLE OF CONTENTS
										                                              	PAGE
Prospectus Summary
	The Company						                                      			1
	Certain Risk Factors							                              	1
	Ratio of Earnings to Fixed Charges						                  3
	The Offering								                                     	3
Use of Proceeds								                                   	4
Determination of Offering Price						                     	4
Selling Security Holders							                           	5
Plan of Distribution								                              	5
Description of Securities							                          	5
Interest of Named Experts & Counsel 						                	9
Registrant Information 								                          	10
	Description of Business				                          				10
	Description of Property							                          	11
	Legal Proceedings							                                	11
	Stockholder Matters							                              	11
	Financial Statement Filing						                        	13
	Selected Financial Data							                          	14
	Supplementary Financial Information					                	14
	Management Discussion & Analysis					                   	14
	Changes in and Disagreements with Accountants			        	15
	Disclosures about Market Risk						                     	15
	Directors & Executive Officers						                    	15
	Security Ownership							                               	15
	Certain Relationships							                            	16
Indemnification Disclosure							                        	17
Expenses of Issuance and Distribution						              	18
Indemnification of Directors and Officers					           	18
Exhibits, Financial Statement Schedules, Legal Opinions
 Undertakings								                                    	20
Exhibits

















Item 3	                         PROSPECTUS SUMMARY

	THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE.

The Company

	The Metals Research Group Corp. (The "Company") is a corporation, duly incorporated pursuant to the laws of the State of Utah, and is engaged in the exploration and mining of precious minerals at its Lillooet project in southwestern British Columbia. The Company has methodically overcome significant obstacles to reach its current stage of development. The Lillooet project involves 72 contiguous mining leases located on the Lillooet River Valley, British Columbia, Canada, geologically outlined by definition drilling more than 150 million tonnes of recoverable values of Gold, Silver, Platinum and Magnetic Concentrates. The principal executive offices are located at 1390 Ottawa Street, West Vancouver, British Columbia, Canada V7T 2H5 and may be contacted by telephone at (604) 926-5352. The common stock of the Company trades on the Nasdaq OTC under the trading symbol MLRA.

Certain Risk Factors

	An investment in the securities offered hereby is speculative and involves a high degree of risk. Due in part to the speculative nature of these securities, and consistent with the Company's long-term plans, the Company has acquired a
Financial Guarantee Bond to secure the full repayment of the Debenture in the event that the Company defaults on its obligation to pay on the maturity date.
The retro cessionaires to the Financial Guarantee Bond are represented to be rated by Standard and Poor's as AAA. (See "Description of Securities").

	Prospective purchasers should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Debenture offered hereby.

Seasonality; Weather Conditions

	The Company operations are conducted in an area that may be characterized by a prominent valley running south-southeast, flanked by rugged peaks of the Costal
Range Mountains. The climate is fairly moderate. Average annual temperature is
+10C. Rainfall averages 162.5 cm per year, 24 cm of which falls in December
(maximum) and 4.8 cm in July (minimum).

Absence of Public Market for Debenture

	There is no existing trading market for the Debenture and the Company does not expect one to develop.  There is, therefore, no assurance that a holder desiring to sell would be able to find a willing buyer or at what price that buyer would be willing to purchase the Debenture.

Subordinated Obligations; Additional Leverage not Restricted

	The Company's obligations under the Debenture are not subordinate nor junior in right of payment to all other indebtedness of the Company.  The Debenture is collaterally secured by assets of the Company which have been specifically hypothecated as security for the Debenture. These assets include, but may not be limited to, a Financial Guarantee Bond (the "Bond") issued by Eastern
General Insurance Company Limited which declares on its face that the retro cessionaires to the Bond are Munich Re (75%) and Swiss Re (25%), both of which are rated by Standard and Poor's as AAA.

Call Feature of the Debenture

 The Debenture is redeemable at maturity by the holder for full face value principal. There is no interest payable. The Company has the option to call the Debenture at any time, paying the full face vale principal at the date that it is called. A holder of the Debenture has no such option.

Limited Operating History

	The Company recognizes that it has a limited operating history which for the most part has been unprofitable. Its business plan is based on certain assumptions without the benefit of a length operating history.

Reliance on Management and Key Personnel

 The Company's success depends in part on its ability to attract, motivate and retain highly qualified management and personnel. Competition for such personnel may be strong and there can be no assurance that the Company will be able to attract and retain the personnel necessary for the development and operation of its business. The Company is heavily dependent upon the continued services of its present officers and directors. They have the major responsibility for review of opportunities and implementing the Company's growth plans. Consequently the loss of services of any or all of these persons would have an adverse effect on the Company.

Need for Additional Capital

	While the Company will be budgeting towards the achievement of its goals, there can be no assurance that the Company will be able to achieve its goals without additional capital. There can be no assurance that the Company will be able to raise the additional capital it may be seeking. Even if additional capital is obtained, there can be no assurance that the Company will be able to achieve its goals with additional capital, or that any new capital, if available, will be on terms favourable to the Company.


Management of Growth

 The Company's planned rapid growth in the future may place a significant strain on the Company's administrative, operational and financial resources and increased demands on its systems and controls. The Company anticipates that its growth will require it to recruit and hire a substantial number of new managerial and administrative personnel. The inability to continue to upgrade the operating and financial control systems, the inability to recruit and hire necessary personnel, or the emergence of unexpected expansion difficulties could adversely affect the Company's business, results of operations and financial condition.

Ratio of Earnings to Fixed Charges

The Company is registering debt securities. For the past 4 years, inclusive of the current year, the Company has had negative income. The annual deficiency of earnings is as follows:

                                  Year ended June 30

                       1998(1)       1997         1996          1995

Net Loss (Income)     $250,000     $381,655     $522,390      $153,763

(1) Projected loss for the year ended June 30, 1998


                           Year ended June 30

                       1998(1)       1997         1996         1995

Ratio of earnings
 to fixed charges   The Company has had negative income in all of the above
                    mentioned years

(1) The Company is projecting a loss for the year ended June 30, 1998


The Offering

Securities       *$20,000,000 principal amount Nine-Month Debenture.
                 *Offered directly by the Company.
Discount         *10%
Redemption       *Redeemable at maturity or at the option of the Company
                  for full face value principal.
Use of Proceeds  *Add to working capital and general corporate purposes.





Item 4	                       USE OF PROCEEDS

	The offering is not underwritten and no assurance can be given as to the amount of proceeds that may be realized by the Company from this offering or when any such proceeds may be received. The net proceeds from the sale of the Debenture will be added to working capital and used for general Corporate purposes with the first priority being the funding of capital expenditures necessary to commence mining operations. The offering is not conditioned upon the sale of any minimum amount of the Debenture.

Item 5	                   OFFERING PRICE DETERMINATION

	There is no underwriter in connection with this Offering. This Offering will only be made on behalf of the Company by certain of its officers and employees, without compensation, or by their appointed agents for compensation, where permitted by law, or if required by state law, through a broker-dealer. The
Debenture will not be listed on any national securities exchange. The Company does not expect an over-the-counter market to develop for the Debenture. There is no assurance that the Debenture being offered will be sold. There can be no assurance that the Debenture can be resold at the offering price or that a trading market will develop, and therefore, it might be difficult for an investor to sell such securities. The discount price was arbitrarily determined by the Company and does not bear any direct or indirect relationship to the
Company's asset value, book value, earnings or other generally accepted criteria of value, and should not be considered an indication of the actual value of the Company. In determining the Offering Price, the Company gave consideration to the Financial Guarantee Bond guaranteeing the full repayment of the Company's obligation at maturity date of the Debenture. The Company believes the guarantee provided by the Financial Guarantee Bond is of substantial value to an investor.

Securities		        *$20,000,000 principal amount  0% One-Year Debenture.
              		    *Offered directly by the Company.
Redemption		        *Redeemable at maturity or at the option of the Company
                     for full face value principal.
Use of Proceeds  	  *Add to working capital and general corporate purposes.


Item 6	                          DILUTION

	The Company is registering debt securities. In the previous 3 fiscal years the
Company has reported net losses as follows:


                              Year ended June 30

                           1997            1996             1995
Net Loss (Income)       $381,655         $522,390         $153,763

	The nature of this Offering (debt financing) is such that there should be no change in the net tangible book value per share before and after this Offering is completed, the amount of net tangible book value per share attributable to the proceeds of this Offering, and the amount of dilution.


Item 7	                    SELLING SECURITY HOLDERS

	The Securities being registered for sale pursuant to this Offering are not to be offered for the account of security holders.


Item 8	                      PLAN OF DISTRIBUTION

	This offering of the Debenture is not underwritten. There can be no assurance that a Debenture will be sold pursuant to the offering contemplated hereby. This
Offering will only be made, on a best efforts basis, on behalf of the Company by certain of its officers and employees, without compensation, or by their appointed agents for compensation, where permitted by law, or if required by state law, through a broker-dealer. The Debenture will not be listed on any national securities.


Item 9	                   DESCRIPTION OF DEBENTURE

	The Company has authorized, in total, the Debenture offered hereby as Series 1998-B, Certificate number 001 with a face value of $20,000,000 and shall have a maturity date of June 14, 1999. The Company is offering the Debenture at a 10% discount. The Company has negotiated for the provision of a Financial Guarantee Bond issued by Eastern General Insurance Company Limited ("Eastern") to indemnify the Holder of the Debenture against default of payment by the Company. Eastern represents on the face of their Bond, and in supporting documentation, that their Bond is 100% reinsured and that the reinsurance includes Standard and Poor's AAA rated retro cessionaires, namely
Munich Re (75%) and Swiss Re (25%).

	The Debenture may be issued in series from time to time upon the written order of the Company in such aggregate principal amount as is authorized by the Board of Directors of the Company. The Debenture does not provide for any sinking fund.  As of June 30, 1998, there were no outstanding Debenture(s) issued by the Company.

                               	General

	The Debenture is not limited in principal amount by any Indenture, either in the aggregate or as to any series. Although it has no present plans, understandings or arrangements, the Company may in the future, in order to meet capital requirements, issue further (un)secured debt, which by its terms may be senior to the Debenture.  Upon any insolvency or bankruptcy proceedings, or any other receivership, liquidation, reorganization or similar proceedings, the holders of any senior secured debt of the Company would be entitled to receive payment in full before the holder of the Debenture is entitled to receive any payment of principal on the Debenture by the Company. There is no restriction against the issuance by the Company of additional indebtedness, including unsecured debt, or secured debt.

	The Debenture will be issued no later than as of the first of the month next following the month in which payment for the Debenture is received by the
Company. The Debenture offered hereby will be due June 14, 1999 subject to the right of the Company to redeem the Debenture at any time by payment of the principal. Principal will be payable, and the Debenture will be transferable, at the offices of the Company, 1390 Ottawa Street, West Vancouver, British Columbia
V7T 2H5 provided that any payment of principal may be made at the option of the
Company by check mailed to the address of the person entitled thereto as it appears on the Debenture Register.

	The Debenture will be issued only in fully registered form without coupons in denomination of $20,000,000. No service charge will be made for any transfer or exchange of Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                           	Original Issue Discount

	The following is a summary of material United States Federal income tax consequences relevant, in the opinion of the Company, to the acquisition, ownership and disposition of the Debenture, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder (the "Regulations"), published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.

	This summary applies only to U.S. Holders (as defined below) that are the initial holders of the Debenture, who acquired the same for cash and who hold the same as capital assets. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies and persons who hold Notes, Warrants, or Warrant Shares as a hedge or as a position in a "straddle" for tax purposes). A "U.S. Holder" means a beneficial owner of a Note, Warrant, or Warrant Shares that is for U.S. federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH INVESTOR IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE ACQUISITION, OWNERSHIP AND
     DISPOSITION OF THE DEBENTURE.

	                       Taxation of the Debenture

	The Debenture is issued with de minimis original issue discount ("OID") for
Federal income tax purposes. A debt instrument generally is issued with de minimis OID if the amount by which its stated redemption price at maturity exceeds its issue price is less than the product of .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date. The issue price (discount) of the
Debenture was arbitrarily determined by the Company at 10%, based on the relative fair market value as projected by the Company. De minimis OID is recognized as capital gain upon the redemption, sale or other taxable disposition of the debt instrument.

	A holder that purchases a Debenture at a purchase price less then the stated
redemption price will be considered to have purchased the Debenture at a
"market discount" equal to such difference. Market discount, however, will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of a Debenture multiplied by the number of complete years to maturity remaining after the date of its purchase.

	Any principal payment or gain realized by a holder on disposition or retirement of a Debenture will be treated as ordinary income to the extent that there is accrued market discount on the Discount. Unless a holder elects to accrue under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the holder has held the obligation and the denominator of which is the number of days from the date the holder acquired the obligation until its maturity. A holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Debenture purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrued during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the Holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

	A holder of the Debenture, subject to certain limitations, may elect to treat all "interest" on any Debenture as original issue discount and calculate the amount includible in gross income under the method described above. For this purpose, "interest" includes stated and unstated interest, original issue discount, acquisition discount, market discount and de minimis market discount, as adjusted by any acquisition premium. Such election, if made with respect to a market discount obligation, will constitute an election to include market discount in income currently on all market discount obligations acquired by such holder on or after the first taxable year to which the election applies.
The election is to be made for the taxable year in which the holder acquired the
Debenture and may not be revoked without the consent of the Internal Revenue
Service.

                	Sale, Retirement or Other Taxable Disposition.

	Gain or loss upon a sale or other disposition of a Debenture will be measured by the difference between the amount of cash and the fair market value of property received with respect to such sale and the holder's adjusted tax basis in such Debenture. A holder's adjusted tax basis in a Debenture generally will be equal to the purchase price of the Debenture. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder held the Debenture for more than one year.

                      	Effect of Change of Control.

 Upon a Change of Control, each holder will have the right to require the Company to repurchase all or any part of such holder's Debenture for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of payment. Under the Regulations, a provision such as the Change of Control redemption requirement will not affect the yield or maturity date of the Debenture unless, based on all facts and circumstances as of the date of issuance, it is more likely than not that a Change of Control giving rise to the redemption will occur. The Company will not treat the Change of Control redemption provision of the Debenturer as affecting the calculation of the yield to maturity of any Debenture.

               	Information Reporting and Backup Withholding

	The backup withholding and information reporting requirements may apply to certain payments of principal and interest on a Debenture and to certain payments or proceeds of the sale or retirement of a Debenture. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, is required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish its taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding rules. Certain holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

	Under current Treasury regulations, backup withholding and information reporting do not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Debenture who has provided the required certification under penalties of perjury that it is not a U.S. holder or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not in fact satisfied).

	Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

                             	Events of Default

      	The following will be events of default:

    		 (a) failure to pay principal when due;
		     (b) failure to perform any other covenant of the Company, continued for
           60 days after written notice; and
		     (c) certain events in bankruptcy, insolvency or reorganization.

	The Trustee may withhold notice to the holders of the Debenture of any default
(except in the payment of principal) on the Debenture if it considers such withholding to be in the interests of the holder.

	If a default shall happen and be continuing, either the Trustee or the holder of the Debenture may accelerate the maturity of the Debenture. The holders of the outstanding Debenture may waive a default resulting in acceleration of the
Debenture, but only if all defaults have been remedied and all payments due
(other than by acceleration) have been made.

	The holder of the Debenture has the unconditional right to receive the payment of principal when due and to institute suit for the enforcement of such payment.

                                  	The Trustee

	Subject to provisions relating to its duties in the case of default, the Trustee is under no obligation to exercise any of its rights or powers under any Indenture at the request, order or direction of any holder, unless such holder has offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification, the holder of the outstanding Debenture will be entitled to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

	The Company is required to furnish to the Trustee annually a statement as to performance or fulfilment of covenants, agreements or conditions in any
Indenture and as to the absence of default.

Item 10                        	EXPERTS AND COUNSEL

                                  	Legal Opinion

	The legality of the Debenture offered hereby and matters with respect to the
Company as disclosed herein have been passed on by___________________________,
Counsel of the Company. _____________________________holds no common stock or options to purchase common stock of the Company and has no interest in the financial affairs of the Company.


                                 	Auditor's Opinion

	The consolidated financial statements of The Metals Research Group Corp. at
June 30, 1997, June 30, 1996 and June 30, 1995 and for each of the three years in the period ended June 30, 1997, incorporated in this Prospectus by reference to the consolidated financial statements filed pursuant to Rule 15C2-11 of the
Company for the year ended June 30, 1997, have been audited by Deloitte & Touche independent auditors, in their report thereon and incorporated by reference therein.

Item 11	                             THE COMPANY

11. (a) Description of Business

	The Company was originally incorporated in Utah on July 22, 1971 under the name
Hawaii Furniture Lease. It was originally organized to conduct a furniture leasing business that was unsuccessful. The Company became dormant in 1975 and remained so until July, 1984. During the fiscal year ending June 30, 1985, the
Company was reactivated and its name was changed to Metals Research Corporation of America. During the fiscal year ended June 30, 1998, the Company changed its name to Metals Research Group Corp.

	Metals Research Group Corp. has not been subject to a proceeding in bankruptcy or receivership. At no time during the past five years has the Company been materially reclassified or party to a merger or consolidation. The Company has not acquired or disposed of any material amount of assets that is not in the ordinary course of business during the previous five years. There have been no material changes in the mode of conducting business for the Company in the previous 5 years.

	The Company's Plan of Operation anticipates the proceeds of the Offering will be sufficient for the Company to commence full scale mining operations and within six to 8 months, by receiving sufficient cash flow from sales to support continued operations without the need for additional capital. The Company believes it will be able to fully satisfy its obligations under the Debenture at maturity date.

11. (b) Description of Property

	The Company holds valid land leases for 72 contiguous mining leases located on the Lillooet River Valley, British Columbia, Canada, geologically outlined by definition drilling more than 150 million tonnes of recoverable values of Gold,
Silver, Platinum and Magnetic Concentrates.


11. (c)  Legal Proceedings

        The Company is the defendant in a claim for repayment of a $716,430 loan described in Notes 6 and 9 of the audited financial statements for the year ended June 30, 1997. This amount has been included in the liabilities of the Company. The Company is not aware of any other material pending or threatened legal proceedings to which the Company or any of its subsidiaries is or may be a party or to which any of their property is or may be subject.

11. (d) Stockholder Matter

	The Company is offering common equity in connection to this Registration.

11. (e) Financial Statement Filing

	The Metals Research Group Corp. and its predecessors have been and are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

	The Company will furnish holders of the Debenture offered hereby, upon request, with its annual report to shareholders containing consolidated financial statements audited by an independent public accounting firm.

	The Company's Annual Report on 15c2-11 for the year ended June 30, 1997 which has been filed by the Company with the SEC, is incorporated herein as Exhibit
24.1.

	All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 15 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debenture shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

                     The Metals Research Group Corp.,
                           1390 Ottawa Street,
                 West Vancouver, British Columbia V7T 2H5,
                    (Telephone Number (604) 926-5352).


INDEX TO SUPPLEMENTARY FINANCIAL INFORMATION

											                                                             	Page

Consolidated Financial Statements
  of the Company as of June 30, 1997 and 1996                          F1 - F9
	     Auditors' Report dated November 5, 1997		                       	F2
	     Consolidated Balance Sheets 						                              	F3
     	Consolidated Statements of Loss and Deficit				                 	F4
     	Consolidated Statements of Changes in Financial Position		      	F5
     	Notes to the Consolidated Financial Statements				              	F6 - F9

Consolidated Financial Statements
  of the Company as of June 30, 1995		                                	F10 - F17
      	Auditors' Report dated May 10, 1996					                       	F11
      	Consolidated Balance Sheets 						                             	F12
      	Consolidated Statements of Loss and Deficit				                	F13
      	Consolidated Statements of Changes in Financial Position		     	F14
      	Notes to the Consolidated Financial Statements				             	F15 - F17

Eastern General Insurance Company Limited					                        	F18 - F25
	Interim Summary of the Affairs of the Company
	 	for the Period Ended 31 December, 1997      			                    	F18
	Balance Sheet as at December 31, 1997				                            	F19 - F20
	Consolidated Insurance Revenue Account
		for the Period Ended 31 December, 1997      			                     	F21
	Marine Insurance Revenue Account
		for the Period Ended 31 December, 1997      			                     	F22
	Fire Insurance Revenue Account
		for the Period Ended 31 December, 1997      			                     	F23
	Bonds, Engineering, Motor & Miscellaneous Insurance Revenue Account
		for the Period Ended 31 December, 1997      			                     	F24
	Profit and Loss Account
		for the Period Ended 31 December, 1997      			                     	F25

11. (f) Selected Financial Data

	The following selected financial data of the Company as of June 30, 1997 have been derived from the financial statements of the Company which have been reviewed by _________________________, independent auditor. The following data should be read in conjunction with the Company's financial statements and notes included elsewhere in this Prospectus.

                       	Selected Balance Sheet Data

Cash and cash equivalents                    $    1,765
Total Assets                                 $1,647,457

Selected Operations Data

Total Revenues                               $   NIL
Net Income (Loss)                           ($ 381,655)



                                 	Capitalization

	The following table sets forth the consolidated capitalization of the Company as of June 30, 1997.  No effect has been given in the table below to the receipt of any proceeds from the offering described herein, since the amount of proceeds and when the proceeds will be received is uncertain.

          LONG-TERM DEBT:

      Payable to Shareholders - non-interest bearing,
      unsecured with no fixed maturity                   $  522,458

          SHAREHOLDERS' EQUITY

      Share Capital                                      $4,396,087

      Contributed Surplus                                   340,000

      Deficit                                            (4,395,613)

      Total Shareholders Equity                             340,474

      TOTAL CAPITALIZATION                               $  862,932

	See Notes 6, 7, 8, 9 and 10 to the June 30, 1997 Consolidated Financial Statements for additional information as to the liabilities, long-term debt, shareholders' equity, leases and commitments of the Company.

                           	Results of Operations

	The Company's operations to date have primarily been in connection with acquiring the Land leases, commissioning geological surveys of the property, setting up the organization, and financing.

	Except for historical information, the matters discussed in this Prospectus are forward looking statements which involve risks and uncertainties, including but not limited to economic, competitive, and technological factors affecting the
Company's operations, markets, products, services, prices and other factors which may cause actual results to differ materially from the results discussed in the forward looking statements.

                         	Liquidity and Capital Resources

	The Company has financed its operations with equity capital to date. The business the Company is engaged in can be potentially capital intensive. The Company hopes the proceeds of the sale of the Debenture offered hereby will be sufficient for the Company to then be able to finance its operations from the cash flow from sales of the products of the Company.

11. (g) Supplementary Financial Information

	The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above.  Requests for such documents should be directed to:

The Metals Research Group Corp.,
1390 Ottawa Street,
West Vancouver, British Columbia V7T 2H5,
(Telephone Number (604) 926-5352).

11. (h) Management's Discussion and Analysis of
         Financial Condition and Results of Operations

	The Company is engaged in the production and development of mineral sands Lillooet project in southwestern British Columbia, Canada. The Lillooet project involves 72 contiguous mining leases which are geologically outlined by definition drilling more than 150 million tonnes of recoverable values of Gold, Silver, Platinum and Magnetic Concentrates.

	The Company has methodically overcome significant obstacles to reach its current stage of development. Over USD $6.5 million has been expended since the mid 1980's. Production start up is scheduled 3 months from obtaining senior financing. Once financing has been obtained, the Lillooet project is expected to evolve into a highly profitable, horizontally integrated operation.

11. (i) Changes in and Disagreements with Accountants

	The Company has not experienced any disagreements with an Accountant(s) that has resulted in the Company discontinuing the use of the services of the accountant(s) nor has any accountant(s) discontinues offering their services to the Company as a result of any disagreement.

11. (j) Disclosures about Market Risk

	The Company has identified many markets risks which all investors and potential investors should consider before making any investment in the Debenture. While this may not be an exhaustive study of all market risks, the Company recognizes that the vagaries of the market in general, the uncertainty of future values of precious metals, the emergence of a globalized economy, political uncertainties, economic instability, and the absence of a market for the Debenture may all contribute, collectively or individually, to a high degree of risk and subsequent loss of all investment in the Debenture.


11. (k) Directors and Executive Officers

                    			Age					                          	Years As A Director

Robert Papalia	        53 	President and Chief Executive	         	14

Anthony Papalia       	53  Director and Secretary		               	14

Albarosa Simonetti    	50 	Director and Treasurer	               		10

Giuseppe Bombara      	63 	Director	                         			 	  8

Edward Nixon	         	67 	Director			                           		 3

Anthony Papalia Jr.   	23 	Director	                           				 1

Dario Marrucchi       	58 	Director	                           				 1

11. (l) Executive Compensation

	No salaries were paid to any officer or director of the Company.  Related party transactions are referred to in Note 3 of the June 30, 1997 audited financial statements.



11. (m) Security Ownership

	During the year ended June 30, 1998, the following transactions occurred with respect to share capital:

	In August 1997, the Company exchanged 20,000,000 shares at a deemed value of
USD $0.10 per share for 2,000,000 shares of A & A International Industries Inc
(ANAFF) at a deemed value of USD $1.00 per share.

	By Articles of Amendment filed in December, 1997, the Company changed its name from Metals Research Corporation of America to The Metals Research Group Corp.
and consolidated its share capital on the basis of 20 old shares for each new share.  The authorized share capital was increased to 100,000,000 Common Shares without par value.

	The following summarizes the issued share capital to Officers, Directors and
Significant shareholders as at the date of this filing:

Total Issued Shares 					4,465,235

Shares Held Directly or Indirectly  by Officers and Directors:

Robert Papalia                                    113,297      3%
Anthony Papalia	                                  159,121      4%
Albarosa Simonetti	                                25,853      1%
Giuseppe Bombara	                                  50,000      1%
Edward Nixon	                                           0      0%
Anthony Papalia Jr.	                                1,355      0%
Dario Marrucchi	                                   75,000      2%

Shares held by a Company controlled by 2 or more Directors
                                                1,868,125     42%

Shareholders with greater than 10% holding:
     A & A International Industries Inc.	     1,000,000       22%
     Cede & Company                             614,219       14%


Outstanding Stock Options

There are 225,000 stock options outstanding at USD$1.00 per share. They expire on August 8, 2000. The options are as follows:

Options granted to Directors:

Robert Papalia	      	45,000
Anthony Papalia      	45,000
Anthony Papalia Jr.  	45,000
Albarosa Simonetti   	45,000
Edward Nixon	        	45,000


Options granted to Employees:

Dario Marruchi       	45,000
Peter Baker         		45,000
Giovanni Camporese   	45,000
Robert Pacilio	      	45,000
Ezio Montagliani     	45,000

11. (n) Certain Relationships and Related Transactions

	The following amounts were due from and payable to related parties on June 30, 1997:

     Due from Related Parties		               	$  17,518

  			Payable to Shareholders - non-interest
		  	bearing, unsecured with no fixed maturity	$ 522,458

	During the year ended June 30, 1997, the Company incurred $240,000 in Management fees payable to Directors of the Company and rent of $22,000 was paid to persons related to Directors of the Company.


Item 12                    	INDEMNIFICATION DISCLOSURE

	There has not been any provision to indemnify the Directors of the registrant, the Officers of the registrant, or any controlling persons of the registrant.

	Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

	No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Debenture to which it relates or an offer to, or solicitation of, any person in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that information contained herein is correct at any time subsequent to its date. The Registrant will comply with its obligations under applicable securities laws to file and deliver any necessary supplement to this Prospectus.


	PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13	EXPENSES

	The following are additional estimated expenses of the offering described in the Prospectus:

Printing	                                                 $1,000
Accounting fees	                                           3,000
Legal fees	                                                5,000
Securities and Exchange Commission filing fees	            5,310
Miscellaneous	                                             1,000
          Total                                          $15,310


Item 14	DIRECTORS AND OFFICERS

	Utah Corporation Law, inter alia, empowers an Utah corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees)
actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

	A corporation is further authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The Company does not maintain policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including certain liabilities under the Securities Act of 1933.

	The Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.  In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Utah Business Corporation Act, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company.  The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

	The Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Utah Corporation Law as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors.  Utah Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) misconduct with respect to the declaration of dividends and purchase or redemption of shares in violation of the Utah Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Item 15                           	RECENT SALES

	The Company has not completed a sale of any unregistered securities within the past three years.


Item 16                	EXHIBITS; FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	          Description

3.1	            	Articles of Incorporation

3.2	            	Bylaws of the Company.

4.1	            	Specimen of Secured Corporate Debenture Series 1998-B
                 Certificate no. 001

5.1	            	Legal Opinion of ________________, dated September __ , 1998,
                 as to the	validity of the securities being registered hereby.

10.1 Sworn Affidavit of Godfrey (Geoff) Waterhouse, agent for Eastern General Insurance Company Limited.

10.2 Managing General Agency Agreement between Eastern General Insurance Company Limited and Godfrey (Geoff) Waterhouse.

10.3 Letter from Riaz-ul-Hasan & Co. attorneys of Eastern General Insurance Company Limited.

10.4 Reinsurance treaties confirmation letter dated 06-04-1998 from Pakistan Insurance Corporation to Eastern General Insurance Company Limited.

10.5 Pakistan Insurance Corporation letter dated 14th May 98 confirming their continuing relationship with Munich Re. and Swiss Re.

10.6 Letter from the Director (Public Relations) for the Pakistan Insurance Regulatory Authority (PIRA), Government of Pakistan, dated 24-11-97, making representations regarding the excellent performance as well as the reinsurers of Eastern General Insurance Company Limited.

10.7 Letter from the Director (Legal Services) for the Pakistan Insurance Regulatory Authority dated April 2, 1998 confirming that the Eastern General Insurance Company Limited has reinsurance treaties with Muncih Re and Swiss Re.

23.1	           	Review of Independent Auditors.

23.2	           	Consent of Legal Counsel (included in the opinion filed as
                 Exhibit 5.1).

24.1	           	Copy of Form 15c2-11 for the year ended June 30, 1997 and 1996

27.1            	Supplementary Financial Information


Item 17                          	UNDERTAKINGS

         The undersigned registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	 (d)	That, for the purposes of determining any liability under the Securities
Act of 1933,  each filing of the registrant's annual report pursuant to section
13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(e)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture
Act ("Act") in accordance with the rules and regulations prescribed by the
Commission under section 305(b)(2) of the Act.

	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, Province of British Columbia on this 21st day of September, 1998.

                        The Metals Research Group Corp.


                          By: /s/ Robert Papalia
                                  Robert Papalia
                                  President, Director, Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 	  Title                     	 Date

/s/ Robert Papalia                                              								9/25/98
    Robert Papalia     	  	President and Chief Executive	Officer, Director

/s/ Anthony Papalia						                                             		9/25/98
    Anthony Papalia	      	Director and Secretary

/s/ Anthony Papalia Jr.			                                          				9/25/98
    Anthony Papalia Jr.    Director

/s/ Dario Marrucchi	                                             							9/25/98
    Dario Marrucchi      		Director